SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 8th day of March, 2012, by and among USA TRUCK, INC., a Delaware corporation, INTERNATIONAL FREIGHT SERVICES, INC., a Delaware corporation, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.

R E C I T A L S:

The Borrower, the Initial Guarantors, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of April 19, 2010, as amended by that certain First Amendment to Credit Agreement dated as of June 14, 2010 by and among the Borrower, the Initial Guarantors, the Administrative Agent and the Lenders party thereto (collectively referred to herein as the “Credit Agreement”).  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower, the Initial Guarantors, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement to modify (i) certain financial covenants contained in Sections 5.03 and 5.04 of the Credit Agreement, (ii) the negative covenant on Restricted Payments in Section 5.11 of the Credit Agreement, (iii) the Applicable Margin, (iv) the Applicable Unused Fee Rate, and (v) certain other provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Initial Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendment.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment to Section 1.01.  The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Disqualified Capital Securities” means, with respect to any Person, any Capital Securities in such Person that requires the payment of any dividend or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Capital Securities in such Person that do not constitute Disqualified Capital Securities and cash in lieu of fractional shares of such Capital Securities), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Capital Securities (other than solely for Capital Securities in such Person that do not constitute Disqualified Capital Securities and cash in lieu of fractional shares of such Capital Securities); or

(c) is redeemable (other than solely for Capital Securities in such Person that do not constitute Disqualified Capital Securities and cash in lieu of fractional shares of such Capital Securities) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the Termination Date.

“Qualifying Equity Proceeds”  means on any date with respect to any Restricted Payment, the aggregate amount of Net Proceeds of Capital Stock/Conversion of Debt received by the Borrower in respect of sales and issuances of its Capital Securities (other than Disqualified Capital Securities and other than sales or issuances to directors, officers and employees) during the 90-day period ending on the date such Restricted Payment is made, less the amount of all other expenditures for such purposes made during such period and on or prior to such date in reliance on such receipts of Net Proceeds of Capital Stock/Conversion of Debt.

“Second Amendment Effective Date” means March 8, 2012.”

SECTION 2.02.  Amendment to Section 2.06(a).  Section 2.06(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a)(i)           As of the Closing Date and until (but excluding) the Second Amendment Effective Date, the “Applicable Margin” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

          Ratio of Consolidated Debt                                                                           Euro-Dollar Loans and
          to Consolidated EBITDAR                                                                                Letters of Credit                                           Base Rate Loans

Greater than 2.75 to 1.00                                                                                     3.25%                 1.0%

Greater than 2.25 to 1.00
but less than or equal to 2.75 to 1.00                                                                2.75%                 0.5%

Greater than 1.75 to 1.00
but less than or equal to 2.25 to 1.00                                                                2.50%                 0.25%

Less than or equal to 1.75 to 1.00                                                                      2.00%                 0%.

The Applicable Margin shall be determined effective as of the date (herein, the “Rate Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives (or should have received, if Borrower had complied with Section 5.01(l)), the Margin and Fee Rate Report for the Fiscal Quarter for which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives or should have received, if Borrower had complied with Section 5.01(l) the Margin and Fee Rate Report for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Closing Date, the Applicable Margin shall be 2.50% for a Euro-Dollar Advance and Letters of Credit and 0.25% for a Base Rate Loan, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Margin shall be effective retroactive to the Rate Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to 5.01(l) with respect to such Fiscal Quarter, the Advances shall bear interest at a rate per annum determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 2.75 to 1.00; provided that at the election of the Required Lenders, the principal amount of the Advances shall bear interest at the Default Rate upon the failure by the Borrower to deliver any Margin and Fee Rate Report.  Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin under this Section 2.06 for any period rather than the Applicable Margin applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Margin shall be at the actual Applicable Margin under this Section 2.06 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such period.  The provisions of this Section 2.06(a) shall not limit the rights of the Administrative Agent and the Lenders with respect to Sections 2.06(b) or 2.06(c) or Article VI and shall survive the termination of this Agreement and the Revolver Commitments.

(ii)           As of the Second Amendment Effective Date, the “Applicable Margin” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

          Ratio of Consolidated Debt                                                                           Euro-Dollar Loans and
          to Consolidated EBITDAR                                                                                Letters of Credit                                           Base Rate Loans

Greater than 3.00 to 1.00                                                                                     3.75%                 1.50%

Greater than 2.75 to 1.00
but less than or equal to 3.00 to 1.00                                                                3.25%                 1.00%

Greater than 2.25 to 1.00
but less than or equal to 2.75 to 1.00                                                                2.75%                 0.5%

Greater than 1.75 to 1.00
but less than or equal to 2.25 to 1.00                                                                2.50%                 0.25%

Less than or equal to 1.75 to 1.00                                                                      2.00%                 0%.

The Applicable Margin shall be determined effective as of the date (herein, the “Rate Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives (or should have received, if Borrower had complied with Section 5.01(l), the Margin and Fee Rate Report for the Fiscal Quarter for which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives or should have received, if Borrower had complied with Section 5.01(l) the Margin and Fee Rate Report for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Second Amendment Effective Date to but excluding the Rate Determination Date next following the Second Amendment Effective Date, the Applicable Margin shall be 3.25% for a Euro-Dollar Advance and Letters of Credit and 1.00% for a Base Rate Loan, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Margin shall be effective retroactive to the Rate Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Rate Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to 5.01(l) with respect to such Fiscal Quarter, the Advances shall bear interest at a rate per annum determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 3.00 to 1.00; provided that at the election of the Required Lenders, the principal amount of the Advances shall bear interest at the Default Rate upon the failure by the Borrower to deliver any Margin and Fee Rate Report.  Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin under this Section 2.06 for any period rather than the Applicable Margin applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Margin shall be at the actual Applicable Margin under this Section 2.06 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such period.  The provisions of this Section 2.06(a) shall not limit the rights of the Administrative Agent and the Lenders with respect to Sections 2.06(b) or 2.06(c) or Article VI and shall survive the termination of this Agreement and the Revolver Commitments.”

SECTION 2.03.  Amendment to Section 2.07(b).  Section 2.07(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(b)(i)           As of the Closing Date and until (but excluding) the Second Amendment Effective Date, the “Applicable Unused Fee Rate” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

Ratio of Consolidated Debt
to Consolidated EBITDAR                                                                                        Applicable Unused Fee Rate

Greater than 2.75 to 1.00                                                                                                  0.375%
Greater than 2.25 to 1.00 but less than
or equal to 2.75 to 1.00                                                                                           0.30%
Greater than 1.75 to 1.00 but less than
or equal to 2.25 to 1.00                                                                                           0.25%
Less than or equal to 1.75 to 1.00                                                                                           0.25%

The Applicable Unused Fee Rate shall be determined effective as of the date (herein, the “Unused Fee Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Unused Fee Rate so determined shall remain effective from such Unused Fee Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter in which such Unused Fee Determination Date falls (which latter date shall be a new Unused Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Unused Fee Determination Date next following the Closing Date, the Applicable Unused Fee Rate shall be 0.25%; (ii) in the case of any Applicable Unused Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Applicable Unused Fee Rate shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Unused Fee Rate as so redetermined shall be different from the Applicable Unused Fee Rate for such date determined on the Unused Fee Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Unused Fee Rate shall be effective retroactive to the Unused Fee Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the non-utilization fees actually paid under this Agreement and the non-utilization fees that would have been paid under this Agreement had the Applicable Unused Fee Rate as originally determined been equal to the Applicable Unused Fee Rate as redetermined, and (iii) if on any Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Administrative Agent the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to Section 5.01(l) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Unused Fee Rate shall be determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 2.75 to 1.00.  In no event shall the Applicable Unused Fee Rate be decreased pursuant to this Section 2.07 if a Default is in existence on the Unused Fee Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Unused Fee Rate under this Section 2.07 for any period rather than the Applicable Unused Fee Rate applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Unused Fee Rate shall be at the actual Applicable Unused Fee Rate under this Section 2.07 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional amount owing as a result of such increased Applicable Unused Fee Rate for such period.  The provisions of this Section 2.07(b) shall not limit the rights of the Administrative Agent and the Lenders with respect to Article VI and shall survive the termination of this Agreement and the Revolver Commitments.

(ii)          As of the Second Amendment Effective Date, the “Applicable Unused Fee Rate” shall be determined quarterly based upon the ratio of Consolidated Debt (calculated as of the last day of each Fiscal Quarter) to Consolidated EBITDAR (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

Ratio of Consolidated Debt
to Consolidated EBITDAR                                                                                     Applicable Unused Fee Rate

Greater than 3.00 to 1.00                                                                                                 0.375%
Greater than 2.75 to 1.00 but less than
or equal to 3.00 to 1.00                                                                                           0.375%
Greater than 2.25 to 1.00 but less than
or equal to 2.75 to 1.00                                                                                           0.30%
Greater than 1.75 to 1.00 but less than
or equal to 2.25 to 1.00                                                                                           0.25%
Less than or equal to 1.75 to 1.00                                                                                           0.25%

The Applicable Unused Fee Rate shall be determined effective as of the date (herein, the “Unused Fee Determination Date”) which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter which the ratio of Consolidated Debt to Consolidated EBITDAR is being determined, and the Applicable Unused Fee Rate so determined shall remain effective from such Unused Fee Determination Date until the date which is the first day of the first calendar month after the day the Administrative Agent receives the Margin and Fee Rate Report for the Fiscal Quarter in which such Unused Fee Determination Date falls (which latter date shall be a new Unused Fee Determination Date); provided that (i) for the period from and including the Second Amendment Effective Date to but excluding the Unused Fee Determination Date next following the Second Amendment Effective Date, the Applicable Unused Fee Rate shall be 0.375%; (ii) in the case of any Applicable Unused Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Applicable Unused Fee Rate shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Unused Fee Rate as so redetermined shall be different from the Applicable Unused Fee Rate for such date determined on the Unused Fee Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Unused Fee Rate shall be effective retroactive to the Unused Fee Determination Date, and the Borrower, the Administrative Agent and the Lenders, as applicable, shall within ten (10) days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Lenders) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Lenders to the Borrower) equal to the difference between the non-utilization fees actually paid under this Agreement and the non-utilization fees that would have been paid under this Agreement had the Applicable Unused Fee Rate as originally determined been equal to the Applicable Unused Fee Rate as redetermined, and (iii) if on any Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) the Borrower shall have failed to deliver to the Administrative Agent the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)), then for the period beginning on such Unused Fee Determination Date (determined as if Borrower had delivered the Margin and Fee Rate Report in accordance with Section 5.01(l)) and ending on the earlier of (A) the date on which the Borrower shall deliver to the Administrative Agent the Margin and Fee Rate Report to be delivered pursuant to Section 5.01(l) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Lender the Margin and Fee Rate Report required to be delivered pursuant to Section 5.01(l) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Unused Fee Rate shall be determined as if the ratio of Consolidated Debt to Consolidated EBITDAR is greater than 3.00 to 1.00.  In no event shall the Applicable Unused Fee Rate be decreased pursuant to this Section 2.07 if a Default is in existence on the Unused Fee Determination Date.  In the event that any financial statement or Margin and Fee Rate Report delivered pursuant to Section 5.01 is shown to be, or becomes known to be, inaccurate (regardless of whether this Agreement or the Revolver Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Unused Fee Rate under this Section 2.07 for any period rather than the Applicable Unused Fee Rate applied for such period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Margin and Fee Rate Report and related financial information for such period, (ii) the Applicable Unused Fee Rate shall be at the actual Applicable Unused Fee Rate under this Section 2.07 for such period, and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional amount owing as a result of such increased Applicable Unused Fee Rate for such period.  The provisions of this Section 2.07(b) shall not limit the rights of the Administrative Agent and the Lenders with respect to Article VI and shall survive the termination of this Agreement and the Revolver Commitments.”

SECTION 2.04.  Amendment to Section 5.02(v).  Section 5.02(v) of the Credit Agreement is amended by replacing the phrase “such request may not be made more than once during any twenty-four (24) month period” appearing therein with the phrase “such request may not be made more than once during any twelve (12) month period”.

SECTION 2.05.  Amendment to Section 5.03.  Section 5.03 of the Credit Agreement is amended and restated to read in its entirety as follows:

“SECTION 5.03.                                Maximum Leverage.  At the end of each Fiscal Quarter, the ratio of Consolidated Debt as of such date to Consolidated EBITDAR for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not at any time exceed:  (i) for the period commencing on the Closing Date and ending on December 31, 2010, 3.25 to 1.00; (ii) for the period commencing on January 1, 2011 and ending on December 31, 2011, 3.00 to 1.00; (iii) for the period commencing on January 1, 2012 and ending on June 30, 2012, 3.60 to 1.00; (iv) for the period commencing on July 1, 2012 and ending on September 30, 2012, 3.40 to 1.00; (v) for the period commencing on October 1, 2012 and ending on December 31, 2012, 3.25 to 1.00; and (vi) for the period commencing on January 1, 2013, and at all times thereafter, 3.00 to 1.00.”

SECTION 2.06.  Amendment to Section 5.04.  Section 5.04 of the Credit Agreement is amended and restated to read in its entirety as follows:

“SECTION 5.04.                                Fixed Charge Coverage.  At the end of each Fiscal Quarter, the Consolidated Fixed Charge Coverage Ratio shall not be less than:  (i) for the period commencing on the Closing Date and ending on December 31, 2011, 1.40 to 1.00; (ii) for the period commencing on January 1, 2012 and ending on June 30, 2012, 1.00 to 1.00; (iii) for the period commencing on July 1, 2012 and ending on September 30, 2012, 1.10 to 1.00; (iv) for the period commencing on October 1, 2012 and ending on December 31, 2012, 1.20 to 1.00; and (v) for the period commencing on January 1, 2013, and at all times thereafter, 1.40 to 1.00.”

SECTION 2.07.  Amendments to Section 5.11.  Section 5.11(c) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(c)           so long as no Default shall have occurred and be continuing and the Borrower shall be in pro forma compliance with the covenants set forth in Sections 5.03 and 5.04 after giving effect thereto, the Borrower may declare and make: (1) prior to April 1, 2013, (A) payments described within subsection (iii) of the definition of Restricted Payments in an aggregate amount not exceeding the lesser of: (i) the then available amount of Qualifying Equity Proceeds immediately prior to the making of such Restricted Payment in reliance of this clause (c) and (ii) $15,000,000; (B) payments described within subsection (ii) of the definition of Restricted Payments to Persons that are not Affiliates of the Borrower or directors, officers or employees of the Borrower or any Affiliates of the Borrower; (C) prior to December 31, 2012, dividends and other distributions described within subsection (i) of the definition of Restricted Payments with respect to Capital Securities other than common stock of the Borrower, so long as after giving effect to each such Restricted Payment described in this Section 5.11(c)(1)(C): (1) the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $15,000,000, (2) the Borrower’s pro forma Consolidated Fixed Charge Coverage Ratio is not less than 1.40 to 1.00 and (3) the Borrower’s pro forma ratio of Consolidated Debt as of the last day of the Fiscal Quarter immediately preceding such Restricted Payment to Consolidated EBITDAR for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not exceed 3.00 to 1.00; and (D) if at the end of the Fiscal Quarter ending on December 31, 2012 the Consolidated Fixed Charge Coverage Ratio is not less than 1.40 to 1.00 and the ratio of Consolidated Debt as of such date to Consolidated EBITDAR for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not exceed 3.00 to 1.00, dividends and other distributions described within subsection (i) of the definition of Restricted Payments made after January 1, 2013 so long as after giving effect to each such Restricted Payment described in this Section 5.11(c)(1)(D) the aggregate of all Restricted Payments declared or made during such Fiscal Year does not exceed $15,000,000; and (2) after April 1, 2013, Restricted Payments so long as after giving effect to each such Restricted Payment, the aggregate of all Restricted Payments declared or made during any Fiscal Year does not exceed $15,000,000. The Borrower shall provide the Administrative Agent written notice of such Restricted Payment promptly on the same day of the payment of such Restricted Payment.”

SECTION 3.  Conditions Precedent to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a)           receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b)           receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Amendment, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary, an Assistant Secretary, or other authorized representative of the respective Loan Party, substantially in the form of Exhibit G to the Credit Agreement, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver this Amendment, and certified copies of the following items:  (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) a certificate of the Secretary of State of such Loan Party’s state of organization as to the good standing or existence of such Loan Party, and (iv) the Organizational Action, if any, taken by the board of directors of the Loan Party authorizing the Loan Party’s execution, delivery and performance of this Amendment;

(c)           the fact that the representations and warranties of the Borrower and Initial Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

(d)           the Borrower shall have (i) paid to the Administrative Agent for the account of each Lender that is a signatory to this Amendment (each an “Approving Lender”), a fee equal to the aggregate of 0.25% of each Approving Lender’s Revolver Commitment; and (ii) reimbursed the Administrative Agent for all fees, costs and expenses of closing presented as of the Second Amendment Effective Date.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.   This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Initial Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Initial Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5.  Representations and Warranties.  The Borrower and Initial Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)           After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement or any other Loan Document shall have occurred and be continuing unwaived by the Lenders on the date hereof.

(b)           Upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

(c)           The Borrower and Initial Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(d)           This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Initial Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Initial Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(e)           The execution and delivery of this Amendment and the performance by the Borrower and Initial Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and Initial Guarantors are or may become bound.

(f)           The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all other Liens.

SECTION 6.  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7.  Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8.  Effective Date.  Upon satisfaction of the conditions precedent set forth in Section 3 of this Amendment, this Amendment shall be deemed effective as of the Second Amendment Effective Date.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

USA TRUCK, INC.

By:           /s/ Darron R. Ming
Darron R. Ming
Vice President

[CORPORATE SEAL]

INITIAL GUARANTOR

INTERNATIONAL FREIGHT SERVICES, INC.

By:           /s/ Darron R. Ming
Darron R. Ming
Vice President

[CORPORATE SEAL]

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BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and as a Lender

By:             /s/ Christopher E. Verwoerdt (SEAL)
Name:   Christopher E. Verwoerdt
Title:     Senior Vice President

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REGIONS BANK

By:           /s/ David Cravens (SEAL)
Name:  David Cravens
Title:  Exec, Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:           /s/ Edward B. Hanson                                           (SEAL)
Name:  Edward B. Hanson
Title:  Vice President

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BANK OF AMERICA, N.A.

By:           /s/ Lisa Chrzanowki (SEAL)
Name:  Lisa Chrzanowki
Title:  Vice President

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WCSR  7125421v7

BANCORPSOUTH BANK

By:           /s/ Philip W. Doss (SEAL)
Name:  Philip W. Doss
Title:  Senior Vice President

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